EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the sale of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
3/23/20101	Sale	$1.5558	4500
3/24/2010	Sale	1.5500	1397
3/25/20102	Sale	1.5522	4500
3/26/2010	Sale	1.6000	13400
3/29/2010	Sale	1.6000	1800
3/30/20103	Sale	1.6005	4500
3/31/20104	Sale	1.6552	8520
4/1/20105	Sale	1.6557	1767
4/5/20106	Sale	1.6033	3000
4/6/20107	Sale	1.6657	10000
4/12/20108	Sale	1.6005	12400
4/13/2010	Sale	1.5800	8947
4/14/20109	Sale	1.6146	19411
4/15/201010	Sale	1.6480	18600
4/16/201011	Sale	1.6618	20000
4/19/201012	Sale	1.7010	11900
4/20/2010	Sale	1.6000	16000

1 This transaction was executed in multiple trades at prices ranging from $1.55 - 1.56.
2 This transaction was executed in multiple trades at prices ranging from $1.55 - 1.57.
3 This transaction was executed in multiple trades at prices ranging from $1.60 - 1.615.
4 This transaction was executed in multiple trades at prices ranging from $1.65 - 1.66.
5 This transaction was executed in multiple trades at prices ranging from $1.65 - 1.66.
6 This transaction was executed in multiple trades at prices ranging from $1.60 - 1.615.
7 This transaction was executed in multiple trades at prices ranging from $1.625 - 1.68.
8 This transaction was executed in multiple trades at prices ranging from $1.60 - 1.61.
9 This transaction was executed in multiple trades at prices ranging from $1.60 - 1.635.
10 This transaction was executed in multiple trades at prices ranging from $1.63 - 1.65.
11 This transaction was executed in multiple trades at prices ranging from $1.65 - 1.68.
12 This transaction was executed in multiple trades at prices ranging from $1.70 - 1.71.